UNITED STATES SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (date of earliest event reported):
October 21, 2003

Maxtor Corporation

(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	1-16447 (Commission File No.)	77-0123732 (I.R.S. Employer Identification No.)

500 McCarthy Blvd., Milpitas, California 95035
(Address of principal executive offices)

Registrant’s telephone number, including area code:
(408) 894-5000

Item 5. Other Events and Regulation FD Disclosure

On October 21, 2003, Maxtor Corporation (the “Company”) announced its financial results for the third quarter ended September 27, 2003. Revenue for the quarter was $1,065.5 million. The Company reported net income on a GAAP basis of $29.9 million, or $0.12 per diluted share. Included in GAAP net income was a charge of $20.5 million for the amortization of intangible assets and $0.2 million in stock compensation expense. In the third quarter of 2002, revenue was $819.7 million. The Company reported a net loss on a GAAP basis of $163.6 million or $(0.68) per share. This loss was comprised of $105.5 million from continuing operations and $58.1 million from discontinued operations associated with the closure of the network attached storage (NAS) business. The loss from continuing operations included $21.2 million for the amortization of intangible assets and a charge for stock compensation primarily related to the acquisition of Quantum’s Hard Disk Drive Group in April 2001, and a $9.5 million restructuring charge associated with facilities closure.

During the third quarter ended September 27, 2003, the Company increased shipments of desktop drives, nearly all of which were on the 80 GB per platter platform. The Company’s server drive business grew significantly. The Company’s gross profit margin was 17.1%.

In the third quarter ended September 27, 2003, the Company shipped 14.9 million hard drives. Unit shipments of SCSI drives totaled 709,000 compared with 574,000 in the second quarter of 2003. Hard drives sold to consumer electronics OEM customers, primarily for DVR and PVR applications, were 1,267,000, a 9% increase from second quarter shipments.

The Company has attached its Balance Sheet as of September 27, 2003 and Statements of Operations for the three and nine month periods ended September 27, 2003, as Exhibit 99.1.

Item 7. Financial Statements and Exhibits

(c)  Exhibits.

Exhibit 99.1	Maxtor Corporation Balance Sheet as of September 27, 2003 and Statements of Operations for the three and nine month periods ended September 27, 2003, as announced on October 21, 2003.

Exhibit 99.2	Earnings release, dated October 21, 2003, regarding the third quarter 2003 results of Maxtor Corporation. *

* Pursuant to Item 12 of Form 8-K, Exhibit 99.2 shall not be deemed “filed” for purposes of Section 18 of the Securities Act of 1934, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, except as shall be expressly set forth by specific reference in such filing.

Item 12. Results of Operations and Financial Condition

The information in this Form 8-K and Exhibit 99.2 attached hereto shall not be deemed “filed” for purposes of Section 18 of the Securities Act of 1934, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, except as shall be expressly set forth by specific reference in such filing. On October 21, 2003, Maxtor Corporation issued a press release announcing its financial results for the fiscal quarter ended September 27, 2003 and held a conference call regarding those results.

The press release relating to the financial results for the fiscal quarter ended September 27, 2003 is attached hereto as Exhibit 99.2.

The Company provides in the press release and conference call certain non-GAAP financial measures, including non-GAAP net income and non-GAAP net income per share. As used herein, “GAAP” refers to accounting principles generally accepted in the United States. These non-GAAP financial measures exclude from the directly comparable GAAP measures, amortization of intangible assets and stock compensation expense. As required by Regulation G, the press release contains a reconciliation of the non-GAAP financial measures to the most directly comparable GAAP measures. The Company believes the non-GAAP measures are useful to investors because they provide an alternative method for measuring the operating performance of the Company’s business, excluding certain non-cash items relating to the Company’s April 2001 acquisition of the Quantum HDD business which charges will decline in stages over the next ten quarters and would normally be included in the most directly comparable GAAP financial measure. The Company’s management uses these non-GAAP financial measures along with the most directly comparable GAAP financial measures in evaluating the Company’s operating performance. Non-GAAP financial measures should not be considered in isolation from, or as a substitute for, financial information presented in compliance with GAAP, and non-GAAP financial measures as reported by the Company may not be comparable to similarly titled items reported by other companies.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereto duly authorized.

MAXTOR CORPORATION

By: /s/ Glenn H. Stevens

Name: Glenn H. Stevens
Title: Sr. Vice President, General Counsel and Secretary

Date: October 21, 2003

Exhibit	Description

99.1	Maxtor Corporation Balance Sheet as of September 27, 2003 and Statements of Operations for the three and nine month periods ended September 27, 2003, as announced on October 21, 2003.

99.2	Earnings release, dated October 21, 2003, regarding the third quarter 2003 results of Maxtor Corporation

* Pursuant to Item 12 of Form 8-K, Exhibit 99.2 shall not be deemed “filed” for purposes of Section 18 of the Securities Act of 1934, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, except as shall be expressly set forth by specific reference in such filing.